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                                                                     EXHIBIT 8.1


            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]



(212) 373-3000                                              June 25, 1996



Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 45204

Dear Ladies and Gentlemen:

                 In connection with the proposed merger among Simon Property Group, Inc. ("SPG"), Day Acquisition Corp. ("Sub") and DeBartolo Realty Corporation ("DRC"), as described in the Form S-4 to be filed with the Securities and Exchange Commission on June 26, 1996 (the "Registration Statement"), you have requested our opinion concerning the federal income tax matters set forth below. All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

                 In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and all amendments to date; (ii) the Merger Agreement; (iii) the SPG Partnership Agreement and the Amended Operating Partnership Agreement; (iv) the partnership agreements of the partnerships which SPG, DRC, the SPG Operating Partnership or the Operating Partnership, directly or indirectly, owns in whole or in part (the "Subsidiary Partnerships"); (v) an opinion of Willkie Farr & Gallagher ("WF&G") that DRC has
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Simon Property Group, Inc.                                                     2



qualified as a REIT from the taxable year ended December 31, 1994 until the Effective Time of the Merger; (vi) an opinion of WF&G that the DRC Operating Partnership and each partnership, LLC, joint venture or business trust in which DRC or the DRC Operating Partnership, directly or indirectly, owns an interest have been treated as partnerships and not as corporations or associations taxable as corporations from the beginning of the taxable year ended December 31, 1994 until the Effective Time of the Merger; and (vii) such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

                 In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof;
(ii) that all such documents have been or will be duly executed to the extent required; (iii) that all representations and statements set forth in such documents are true and correct; (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) that the Simon DeBartolo Group, the Surviving Subsidiary Corporation, the SPG Operating Partnership, the Operating Partnership, the Management Companies and the Subsidiary Partnerships at all times will be organized and operated in accordance with the terms of such documents. We have further assumed that the statements and descriptions of the Simon DeBartolo Group's, the Surviving Subsidiary Corporation's, the SPG Operating Partnership's, the Operating Partnership's, the Management Companies' and the Subsidiary Partnerships' businesses, properties, and intended activities as described in the Registration Statement are accurate and that all actions contemplated in the Registration Statement with respect to the organization of the Simon DeBartolo Group and the Surviving Subsidiary Corporation as real estate investment trusts ("REITs") have been or will be completed in a timely fashion.

                 For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from SPG dated June 25, 1996 and the letter from DRC to us dated June 25, 1996. These representations relate to the classification and operation of SPG, Simon DeBartolo Group and the Surviving Subsidiary
Corporation as REITs and the organization and operation of the SPG Operating Partnership, the Operating Partnership and the Management Companies. In addition, we have assumed that SPG
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Simon Property Group, Inc.                                                    3



has operated and that the Simon DeBartolo Group and the Surviving Subsidiary Corporation will operate in accordance with the methods of operation described in the Registration Statement.

                 Based upon and subject to the foregoing, we are of the following opinions:

                 1. Commencing with the taxable year ended December 31, 1994, SPG has been organized in conformity with the requirements for qualification as a REIT under the Code, and SPG's, the SPG Operating Partnership's and the SPG Management Company's methods of operation as described in the Registration Statement and as represented by SPG, have permitted, and will continue to permit SPG to continue to so qualify for its current taxable year.

                 2. Commencing with the Effective Time, the Simon DeBartolo Group and the Surviving Subsidiary Corporation will be organized in conformity with the requirements for qualification as a REIT under the Code, and the Simon DeBartolo Group's, the Surviving Subsidiary Corporation's, the SPG Operating Partnership's, the Operating Partnership's and the Management Companies' methods of operation as described in the Registration Statement and as represented by SPG and by DRC, will permit the Simon DeBartolo Group and the Surviving Subsidiary Corporation to so qualify for its current and subsequent taxable years.

                 3. Commencing with the taxable year ended December 31, 1994, the SPG Operating Partnership and each partnership in which SPG or the SPG Operating Partnership, directly or indirectly, owns an interest, have been and will continue to be treated as partnerships and not as corporations or associations taxable as corporations, for federal income tax purposes.

                 4. Commencing with the Effective Time, the Operating Partnership and each of the Subsidiary Partnerships will be treated as partnerships and not as corporations or associations taxable as corporations, for federal income tax purposes.
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Simon Property Group, Inc.                                                     4



                 5. The discussion contained in that portion of the Registration Statement under the captions "THE MERGER -- Federal Income Tax Consequences to Holders of DRC Common Stock" and "THE MERGER -- Federal Income Tax Considerations Relating to the Simon DeBartolo Group and the Surviving Subsidiary Corporation" fairly summarizes the federal income tax considerations that are likely to be material to a holder of stock of SPG or DRC.

                 This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. Moreover, the Simon DeBartolo Group's and the Surviving Subsidiary Corporation's qualifications and taxation as REITs depend upon the Simon DeBartolo Group's and the Surviving Subsidiary Corporation's abilities to meet -- through actual annual operating results -- requirements under the Code regarding income, distributions and diversity of stock ownership. Because the Simon DeBartolo Group's and the Surviving Subsidiary Corporation's satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Simon DeBartolo Group's and the Surviving Subsidiary Corporation's operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

                 This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "THE MERGER -- Federal Income Tax Consequences to Holders of DRC Common Stock" and "THE MERGER -- Opinion's of SPG's Counsel" in the Registration Statement and the prospectus included therein. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
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Simon Property Group, Inc.                                                     5



                 We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

                         Very truly yours,


                         /s/  PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                         PAUL, WEISS, RIFKIND, WHARTON & GARRISON